UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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January 9, 2015 (January 7, 2015)
Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10410 (Commission File Number)	62-1411755 (IRS Employer Identification No.)

One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of Principal Executive Offices)
(Zip Code)

(702) 407-6000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM     5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 7, 2015, Caesars Entertainment Corporation (the “Company”) made awards of restricted stock units to certain employees, which awards are designed to help retain these employees as the Company’s subsidiary, Caesars Entertainment Operating Company, Inc., continues its efforts to restructure. The restricted stock units vest 18 months after the date of grant, subject to continued employment, and are otherwise on substantially the same terms as the Company’s previously awarded restricted stock units. Timothy Donovan, Executive Vice President, General Counsel and Chief Regulatory & Compliance Officer, and Eric Hession, Executive Vice President and Chief Financial Officer, received awards of 94,697 and 75,758 restricted stock units, respectively. A copy of the form of restricted stock unit award agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM    9.01    EXHIBITS.

Exhibit No.    Description

10.1        Form of Restricted Stock Unit Award Agreement (January 2015 Retention Grants).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Scott E. Wiegand
Scott E. Wiegand
Senior Vice President, Deputy General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.    Description

10.1        Form of Restricted Stock Unit Award Agreement (January 2015 Retention Grants).